									Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)

RxSight, Inc.
(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation on Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	457(c) and 457(h)	1,445,580	(2)	$55.47	(3)	$80,186,322.60	0.00014760	$11,835.50
Total Offering Amounts			1,445,580				$80,186,322.60		$11,835.50
Total Fee Offsets									—
Net Fee Due									$11,835.50
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock (the “Common Stock”) that become issuable under the 2021 Equity Incentive Plan (the “2021 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)
Represents additional shares of Common Stock that were automatically added to the shares authorized for issuance under the 2021 Plan on January 1, 2024 pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to the provision contained in the 2021 Plan, on the first day of each fiscal year beginning with the 2022 fiscal year, the number of shares authorized for issuance under the 2021 Plan is automatically increased in an amount equal to the least of (i) 7,260,406 shares of Common Stock, (ii) four percent (4%) of the outstanding number of shares of Common Stock on the last day of the immediately preceding fiscal year, or (iii) such number of shares of Common Stock as determined by the administrator of the 2021 Plan.
(3)
Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $55.47 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Stock Market LLC on February 23, 2024.